UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

Montauk Renewables, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39919	85-3189583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5313 Campbells Run Road, Suite 200 Pittsburgh, Pennsylvania	15205
(Address of principal executive offices)	(Zip Code)

(412) 747-8700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MNTK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 27, 2023, Montauk Renewables, Inc. (“Montauk”) through its subsidiary Bowerman Power LFG, LLC (“Bowerman”), entered into the Third Amendment to the Landfill Gas Rights and Production Facilities Agreement and Settlement Agreement with the County of Orange (the “Agreement”). Under this Agreement, Bowerman plans to develop a renewable natural gas project in Irvine, California at the Frank R. Bowerman Landfill (the “Project”). With a targeted commissioning date in 2026, Montauk currently expects the Project capital investment to range between $85 million and $95 million and a production nameplate capacity of approximately 3,600 MMBtu per day, assuming currently forecasted biogas feedstock volumes that are projected to be available from the host landfill at the time of commissioning.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is included as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Information

This Report contains forward-looking statements regarding our planned development on a new facility in California and the expected production capacity and capital expenditures associated therewith.

Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. Future events or circumstances may change our expectations and may also affect the nature of the assumptions, risk and uncertainty to which our forward-looking statements are subject. The forward-looking statements in this Report speak only as of the date of this Report, and we assume no duty, and do not undertake, to update them. Actual results or future events could differ, possibly materially, from those that we anticipated in these forward-looking statements. As a result, we caution against placing undue reliance on any forward-looking statements.

Forward-looking statements are subject to risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict, including, without limitation, risks related to the acquisition, financing, construction and development of new projects and the other risk factors described in more detail in our 2022 Form 10-K and other filings with the U.S. Securities and Exchange Commission at www.sec.gov. We have included this web address as inactive textual reference only. Information on this website is not part of this document.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Third Amendment to the Landfill Gas Rights and Production Facilities Agreement and Settlement Agreement, dated as of June 27, 2023, by and between the County of Orange and Bowerman Power LFG, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTAUK RENEWABLES, INC.

Date: June 30, 2023	By:	/s/ Kevin A. Van Asdalan
	Name:	Kevin A. Van Asdalan
	Title:	Chief Financial Officer